PROMISSORY NOTE

Dated: January 1, 2012	126,000.00

FOR VALUE RECEIVED, Optos Capital Partners, LLC ("Maker'') promises to pay to TBK 327 Partners, LLC ("Payee") at 1866 Leithsville Road, Hellertown, Pennsylvania, or at such place as the holder hereof may from time to time designate in writing, the sum of One-Hundred and Twenty-Six Thousand and 00/100 ($126,000.00) Dollars, together with outstanding interest thereon at the rate of twelve percent (12%)

percent per annum.

The principal amount of this Note shall be payable, together with interest thereon, in lawful money of the United States, in the following manner:

(a)	On the first day of each calendar month, commencing January I, 2012, Maker shall pay, without demand, to Payee payments of principal and interest pursuant to the amortization schedule attached hereto as Schedule "A", which interest shall be calculated on the basis of a 360-day calendar year.

(b)	The entire outstanding principal amount of this Note, together with all interest accrued and not theretofore paid, and all other sums payable hereunder, shall be due and payable in full thirty-six (36) months after the date hereof (the "Maturity Date").

Maker shall have the right to prepay the indebtedness evidenced hereby without penalty.

Principal and interest are payable without relief from valuation or appraisement laws, and with attorney's fees, costs and expenses of collection, in the event that this Note is referred to an attorney for enforcement or collection.

No delay on the part of the Payee or holder thereof in exercising any right hereunder shall operate as a waiver or preclude the exercise of such right at any time during the continuance of any such default.

The Payee or holder hereof may, at its option, make extensions of the time for payment of the indebtedness, or any part thereof, or reduce payments thereon, and Maker consents and agrees to any such extensions or reductions, all without notice, and agrees that any such action by the holder of this note shall not relieve it from liability hereunder. Maker hereby waives presentment for payment, notice of dishonor, protests, notice of protest, notice of nonpayment of this Note and diligence in collection thereof. The construction, interpretation and enforcement of this Note shall be governed by the laws of the Commonwealth of Pennsylvania. Maker agrees to submit to the jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania, regarding any dispute or enforcement action hereunder.

In the event Maker fails to make any payment when and where due, Payee or holder may declare all monies immediately due and payable, and proceed to collect the same at once. Maker shall be in default hereunder upon the Maker's failure to make payment when due of interest or principal hereunder, or of any portion thereof, and such failure continues ten (10) days after the date when due ("Event of Default").

Upon the occurrence of an Event of Default, the entire unpaid balance of principal, together with all accrued interest thereon shall, at the option of Payee, become immediately due and payable without presentment, demand or further action of any kind.

THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST MAKER, MAKER HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS MAKER MAY HAVE PRIOR TO NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAW OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MAKER DOES HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OR THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR MAKER IN ANY SUCH COURT, IN ANY AND ALL ACTIONS BROUGHT AGAINST MAKER, TO ENTER AND CONFESS JUDGMENT AGAINST MAKER IN FAVOR OF PAYEE OR ITS SUCCESSORS AND ASSIGNS, FOR THE ENTIRE AMOUNT DUE TO PAYEE UPON SUCH EVENT OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND ATTORNEY'S FEES IN AN AMOUNT EQUAL TO FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN THEN FIVE-THOUSAND ($5,000.00) DOLLARS; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. SUCH CONFESSIONS OF JUDGMENT OR ACTIONS SHALL BE WITH RELEASE OF ERRORS, WAIVERS OF APPEALS, WITHOUT STAY OF EXECUTION AND MAKER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISES THEREON OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM MAKER TOPAYEE HEREUNDER IS MADE.

MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

Maker hereby waives the benefit of any laws now or here after enacted providing for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any security for this Note, exempting all or any part of the security for this Note or any other property of Maker from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Maker waives and releases Payee and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Payee hereunder. Maker hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Payee, in its sole discretion may elect.

In the event any portion of this Note shall be declared by any court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severable from this Note, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid or unenforceable portion was never part of this Note.

The obligations of Maker hereunder shall be binding on the successors and assigns of Maker and the benefits of this Note shall inure to Payee, its successors and assigns and to any holder of this Note.

Each and every person or entity signing this Note as an endorser binds himself, herself or itself as principal not as surety, and agrees to be bound by and comply with all of the terms, conditions and provisions of this Note.

This Note, and all issues arising hereunder, shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania. The parties agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state courts located in the County of Northampton, Commonwealth of Pennsylvania, the federal courts whose venue includes the County of Northampton, Commonwealth of Pennsylvania, or, at the sole option of Payee, in any other court in which Payee shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. The parties expressly submit and consent in advance to such jurisdiction in any action or proceeding commenced in any such court, and the parties hereby waive any objection which either may have based upon lack of personal jurisdiction and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by any such court. Furthermore, each waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens" or to object to venue to the extent any proceedings are brought in accordance with this section. In connection with the foregoing, Maker hereby waives personal service of any summons, complaint or other process. The exclusive choice or forum set forth in this Note shall not be deemed to preclude the enforcement or any judgment obtained in such forum of the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

MAKER, AND PAYEE BY ITS ACCEPTANCE HEREOF, EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAlVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE INDEBTEDNESS EVIDENCED HEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AS PAYEE AND MAKER, THIS NOTE, OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING.

This Note shall bind the Maker, and its successors and assigns, and the benefit hereon shall inure to the Payee, its successors and assigns. This Note is not, and is not intended to be, a negotiable instrument.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has set its hand and seal the date and year first above written.

[Signatures appear on next page.]

Signature page for $126,000 Promissory Note

OPTOS CAPITAL PARTNERS, LLC:

	By:	/s/ Christopher Ferguson
WITNESS		(Seal)

	By:	/s/ LeLainya Ferguson
WITNESS

SS.:

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF NORTHAMPTON

On this 10th day of April , 2012, before me, a Notary Public, the undersigned officer, personally appeared Christopher and Lelainya Ferguson, known to me (or satisfactorily proven) to be the persons whose names are subscribed to th within instrument, and acknowledge that they executed the same for purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

SEAL

My commission expires: May 11, 2015	/s/ Rachel Cheli Strohl
Notary Public